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                                                                  EXHIBIT 3.1.65

                          CERTIFICATE OF INCORPORATION

                                       OF

                                INTERAGENCY, INC.

                  1.       The name of the corporation is

                                INTERAGENCY, INC.

                  2. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                  3. The nature of the business or purposes to be conducted or promoted is:

                  To conduct a general insurance agency and insurance brokerage business, and to act as agents, brokers, representatives, attorney-in-fact and agency managers in soliciting, receiving applications for, and placing, insurance of all kinds.

                  To establish, maintain, manage, conduct and operate, in any part of the world, travel bureaus, travel agencies, tourist agencies, and to engage in, transact, conduct and carry on any and all occupations and businesses necessary or convenient in connection therewith or incidental, applicable or contributory thereto.

                  To act as agent, broker or attorney-in-fact, for others in purchasing, selling, leasing and otherwise dealing in and with real property, or any interest therein; to act as agent for others in the loaning and borrowing of money, secured by real and personal property; and to engage in and carry on a general real estate agency and brokerage business.

                  To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

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                  4.       The total number of shares of stock which the
         corporation shall have authority to issue is one thousand (1,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000.00).

                  5A.      The name and mailing address of each incorporator is
         as follows:

                   NAME                          MAILING ADDRESS

                   S. E. Widdoes                 100 West Tenth Street
                                                 Wilmington, Delaware 19801

                   W. J. Reif                    100 West Tenth Street
                                                 Wilmington, Delaware 19801

                   J. L. Rivera                  100 West Tenth Street
                                                 Wilmington, Delaware 19801

                  5B.      The name and mailing address of each person, who is
         to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

                   NAME                          MAILING ADDRESS

                   William R. Snyder             Interagency, Inc.
                                                 P. O. Box 4208
                                                 Huntsville, Alabama  35802

                   A. E. Sapp                    Interagency, Inc.
                                                 P. O. Box 4208
                                                 Huntsville, Alabama  35802

                   B. Reid Presson, Jr.          Interagency, Inc.
                                                 P. O. Box 4208
                                                 Huntsville, Alabama  35802

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                  6.       The corporation is to have perpetual existence.

                  7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

                           To make, alter or repeal the by-laws of the corporation.

                  8. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

                  9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                  WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 25th day of June, 1973.

                                                  /s/  S.E. Widdoes
                                                --------------------------------

                                                  /s/  W.J. Reif
                                                --------------------------------

                                                  /s/  J.L. Rivera
                                                --------------------------------

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